UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 7, 2006
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

               On August 7, 2006, Electro Energy, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Dr. Robert Hamlen, a member of the Board of Directors of the Company. The Consulting Agreement provides that Dr. Hamlen will consult with the Company on an ongoing basis. Under the terms of the Consulting Agreement, Dr. Hamlen will be compensated at the rate of $1,500 per month, plus $1,000 for each full day during which Dr. Hamlen has rendered certain additional services, as well as reasonable out-of-pocket expenses. Dr. Hamlen has agreed not to engage in or conduct any business which competes with the business conducted by the Company during the term of the Consulting Agreement, other than certain existing relationships. The Consulting Agreement will continue until terminated by either party with thirty days advance written notice.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

10.1	Consulting Agreement between the Company and Dr. Robert Hamlen, dated August 7, 2006. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit to the Consulting Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Michael E. Reed

Name: Michael E. Reed
Title: Chief Executive Officer
Dated: August 9, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between the Company and Dr. Robert Hamlen, dated August 7, 2006. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit to the Consulting Agreement.